Jennifer Sherman, President & Chief Executive Officer Ian Hudson, SVP, Chief Financial Officer Federal Signal Q3 2022 Earnings Call November 3, 2022

Safe Harbor This presentation contains unaudited financial information and various forward‐looking  statements as of the date hereof and we undertake no obligation to update these forward‐ looking statements regardless of new developments or otherwise. Statements in this  presentation that are not historical are forward‐looking statements. Such statements are subject  to various risks and uncertainties that could cause actual results to vary materially from those  stated. Such risks and uncertainties include but are not limited to: direct and indirect impacts of  the coronavirus pandemic and the associated government response, risks and adverse economic  effects associated with emerging geopolitical conflicts, product and price competition, supply  chain disruptions, work stoppages, availability and pricing of raw materials, cybersecurity risks,  risks associated with acquisitions such as integration of operations and achieving anticipated  revenue and cost benefits, foreign currency exchange rate changes, interest rate changes,  increased legal expenses and litigation results, legal and regulatory developments and other risks  and uncertainties described in filings with the Securities and Exchange Commission (SEC). This presentation also contains references to certain non‐GAAP financial information.  Such items  are reconciled herein, in our earnings news release provided as of the date of this presentation or  in other investor materials filed with the SEC. 2

Q3 Highlights * 3* Comparisons versus Q3 of 2021 • Net sales of $346 M, up $48 M, or 16% • Organic growth of $27 M, or 9% • Operating income of $39.5 M, up $5.2 M, or 15% • Adjusted EBITDA of $53.5 M, up $6.1 M, or 13% • Adjusted EBITDA margin of 15.4%, compared to 15.9% • GAAP EPS of $0.52, up $0.05, or 11% • Adjusted EPS of $0.53, up $0.05, or 10% • Orders of $382 M, up $32 M, or 9% • Record backlog of $824 M, up $337 M, or 69%

4 Group and Corporate Results $ millions, except % Q3 2022 Q3 2021 % Change ESG Orders 321.4 292.1 10% Sales 284.8 249.1 14% Operating income 33.9 30.8 10% Operating margin 11.9% 12.4% Adjusted EBITDA 46.5 42.7 9% Adjusted EBITDA margin 16.3% 17.1% SSG Orders 60.7 58.3 4% Sales 61.6 49.2 25% Operating income 10.5 7.6 38% Operating margin 17.0% 15.4% Adjusted EBITDA 11.5 8.5 35% Adjusted EBITDA margin 18.7% 17.3% Corporate expenses 4.9 4.1 20% Consolidated Orders 382.1 350.4 9% Sales 346.4 298.3 16% Operating income 39.5 34.3 15% Operating margin 11.4% 11.5% Adjusted EBITDA 53.5 47.4 13% Adjusted EBITDA margin 15.4% 15.9%

Consolidated Statement of Operations 5 $ millions, except % and per share Q3 2022 Q3 2021 $ Change % Change Net sales 346.4$ 298.3$ 48.1$ 16% Gross profit 82.8 70.9 11.9 17% SEG&A expenses 39.8 33.4 6.4 19% Amortization expense 3.1 2.8 0.3 11% Acquisition and integration related expenses 0.4 0.4 - 0% Operating income 39.5 34.3 5.2 15% Interest expense 2.7 1.1 1.6 145% Other expense (income), net 0.1 (0.3) 0.4 -133% Income tax expense 4.9 4.3 0.6 14% Net income 31.8 29.2 2.6 9% Diluted EPS 0.52$ 0.47$ 0.05$ 11% Diluted adjusted EPS 0.53$ 0.48$ 0.05$ 10% Gross Margin 23.9% 23.8% SEG&A expenses as a % of net sales 11.5% 11.2% Effective tax rate 13.4% 12.8%

6 Adjusted Earnings per Share ($ in millions) 2022 2021 2022 2021 Net income, as reported 31.8$ 29.2$ 85.8$ 81.1$ Add: Income tax expense 4.9 4.3 23.1 17.3 Income before income taxes 36.7 33.5 108.9 98.4 Add: Acquisition and integration-related expenses (benefits) 0.4 0.4 (1.0) 0.9 Pension-related charges - - - 0.3 Coronavirus-related expenses (1) - - - 1.2 Purchase accounting effects - 0.1 - 0.5 Adjusted income before income taxes 37.1 34.0 107.9 101.3 Adjusted income tax expense (2) (4.9) (4.3) (22.8) (17.8) Adjusted net income 32.2$ 29.7$ 85.1$ 83.5$ Diluted EPS, as reported 0.52$ 0.47$ 1.40$ 1.31$ Adjusted diluted EPS 0.53$ 0.48$ 1.39$ 1.35$ Three Months Ended September 30, Nine Months Ended September 30, (2) Adjusted income tax expense for the three and nine months ended September 30, 2022 and 2021 w as recomputed after excluding the impact of acquisition and integration-related expenses (benefits), pension-related charges, coronavirus-related expenses and purchase accounting effects, w here applicable. (1) Coronavirus-related expenses in the nine months ended September 30, 2021 include direct expenses incurred as a result of the coronavirus pandemic, that are incremental to, and separable from, normal operations. These expenses primarily related to the Company's employee w ellness initiatives, including incremental paid time off and reimbursement for certain coronavirus-related expenses.

7 Financial Strength and Flexibility * * Dollar amounts as of, or for the quarter ending 9/30/2022 ** Net debt is a non‐GAAP measure and is computed as total debt of $331.5 M, less total cash and cash equivalents of $35.5 M  Strong capital  structure • Cash and cash equivalents of ~$36 M  • Net debt of ~$296 M ** • In October 2022, executed a five‐year, $800 M revolving credit facility, with  opportunity to increase further by the greater of (i) $400 M or (ii) 100% of  TTM consolidated EBITDA, subject to lenders approval • Net debt leverage remains low • Compliant with all covenants with significant headroom Healthy cash flow  and access to cash  facilitate organic  growth  investment, M&A  and cash returns  to stockholders • Generated ~$10 M of cash from operations in Q3 this year, bringing year‐ to‐date operating cash generation to ~$32 M • ~$160 M of availability under previous revolving credit facility • Purchased University Park manufacturing facility for ~$28 M in Q1 2022 • Anticipating other cap ex of $20 M ‐ $25 M in 2022, including investments  in our plants to add capacity and gain efficiencies through automation  • Completed acquisition of TowHaul Corporation on October 3, 2022 for  initial purchase price of $43 M • Paid $5.5 M for dividends, reflecting dividend of $0.09 per share; recently  declared similar dividend for Q4 2022 • YTD share repurchases of $16 M through Q3 2022; ~$59 M of  authorization remaining under current program (~3% of market cap)

CEO Remarks – Q3 Performance 8 • Double‐digit improvement in net sales and earnings, with adjusted EBITDA margin  towards the high end of target range • Record Q3 aftermarket revenues up 10% YoY; representing ~30% of ESG’s revenues • Sporadic supply chain disruptions impacted production and shipments at ESG early  in the quarter  Sequential monthly improvements led to September being the highest  production month this year at two of our largest facilities, with build rates up  35% since January • Hurricane Ian led to some customer pick‐up delays; ESG equipment playing a  critical role in the relief effort • Record Q3 performance at SSG,  including 25% organic revenue  growth, with an adjusted  EBITDA margin above target  range

CEO Remarks – Market Conditions 9 • Outstanding Q3 orders of $382 M, up $32 M, or 9% vs. last  year; contributing to another record backlog • U.S. municipal orders up 20% in both Q3 and YTD 2022;  positively impacted by American Rescue Act stimulus funds  YTD street sweeper orders up $40 M, or 40% vs. last year  YTD sewer cleaner orders up $25 M, or 22% vs. last year • Strong domestic municipal demand within SSG, with 9% order  improvement YTD resulting from higher demand for public  safety equipment  • U.S. industrial orders also up 15% YTD vs. last year  YTD orders for safe digging trucks and industrial vacuum  loaders collectively up $41 M, or 66%, vs. last year

10 Product portfolio includes a comprehensive range of specialty trailers and vehicles that support the extraction of metals, with robust aftermarket business Lowboy Trailer Multi-Purpose Gooseneck Water Tank Carrier Road Conditioning TruckDragline Bucket Transporter Parts Acquisition of TowHaul Corporation

Raising Mid‐Point of 2022 Outlook Raising mid-point of Adjusted EPS* and Sales Outlook • New adjusted EPS* outlook range of $1.91 to $2.00, updated from $1.85 to $2.00 • New sales outlook range of $1.41 B to $1.44 B, updated from $1.38 B to $1.45 B 11  Double‐digit improvement in pre‐tax earnings  Depreciation and amortization expense: ~$56 M  to $58 M  Capital expenditures of $25 M to $30 M,  excluding University Park building purchase  Interest expense of ~$11 M; representing a  headwind of up to $0.02 from previous outlook  due to rising interest rates and increased  borrowings for M&A Key Assumptions  Effective tax rate of ~22%  Weighted average shares o/s: 61‐62 M  No significant deterioration in current  supply chain environment; assumes  steady flow of customer‐provided  chassis  No significant increase in current input  costs  No significant COVID/flu‐related  absences *Adjusted earnings per share (“EPS”) is a non-GAAP measure, which includes certain adjustments to reported GAAP income from continuing operations and diluted EPS. In 2021, we made adjustments to exclude the impact of acquisition and integration-related expenses (benefits), pension-related charges, coronavirus-related expenses and purchase accounting effects, where applicable. Should any similar items occur in 2022, we would expect to exclude them from the determination of adjusted EPS. However, because of the underlying uncertainty in quantifying amounts which may not yet be known, a reconciliation of our Adjusted EPS outlook to the most applicable GAAP measure is excluded based on the unreasonable efforts exception in Item 10(e)(1)(i)(B).

Looking Ahead 12 • Economic stimulus and infrastructure legislation expected to be catalysts for  multi‐year growth, benefiting most of our product offerings; well‐positioned  to respond with recent capacity expansions  • Continued order strength and record backlog provide good visibility into  2023; pricing actions generally accepted with no meaningful order  cancellations • Diversification of revenue streams and end markets over last several years  has enabled us to adjust as needed to changing/challenging market  conditions   Consistent EBITDA margin performance within our target ranges  highlight resiliency of our businesses • Strong financial position, with increased borrowing capacity and low  leverage, supporting additional M&A; current pipeline remains active  • Continued investment in new product development, with momentum on  electrification initiatives, including incorporating recent acquisitions into  our electrification roadmap

Looking Ahead (cont.) 13 • Ongoing commitment to Environmental, Social and Governance initiatives  provides differentiation in hiring and retaining skilled employees at most  locations  Less than 20 hourly job openings (4%) at our largest facility in Streator,  IL, where we continue to benefit from deep ties to the local community  Jetstream facility recognized for the second year in a row as a Top Place  to Work in Houston  Recently held our annual leadership event, attended by ~60 executives • Internal supply chain reorganization to increase material availability and  drive cost synergies

Federal Signal Q3 2022 Earnings Call 14 Q&A November 3, 2022 Jennifer Sherman, President & Chief Executive Officer Ian Hudson, SVP, Chief Financial Officer

Investor Information Stock Ticker ‐ NYSE:FSS Company website:  federalsignal.com/investors HEADQUARTERS 1415 West 22nd Street, Suite 1100 Oak Brook, IL 60523 INVESTOR RELATIONS 630‐954‐2000 Ian Hudson SVP, Chief Financial Officer IHudson@federalsignal.com 15

Federal Signal Q3 2022 Earnings Call 16 Appendix

Consolidated Adjusted EBITDA 17 $ millions, except % Q3 2022 Q3 2021 Net income 31.8$ 29.2$ Add: Interest expense 2.7 1.1 Acquisition and integration-related expenses 0.4 0.4 Other expense (income), net 0.1 (0.3) Income tax expense 4.9 4.3 Depreciation and amortization 13.6 12.7 Consolidated adjusted EBITDA 53.5$ 47.4$ Net Sales 346.4$ 298.3$ Consolidated adjusted EBITDA margin 15.4% 15.9%

Segment Adjusted EBITDA 18 ESG $ millions, except % Q3 2022 Q3 2021 Operating Income 33.9$ 30.8$ Add: Acquisition and integration-related expenses 0.1 0.1 Depreciation and amortization 12.5 11.8 Adjusted EBITDA 46.5$ 42.7$ Net Sales 284.8$ 249.1$ Adjusted EBITDA margin 16.3% 17.1% SSG $ millions, except % Q3 2022 Q3 2021 Operating Income 10.5$ 7.6$ Add: Depreciation and amortization 1.0 0.9 Adjusted EBITDA 11.5$ 8.5$ Net Sales 61.6$ 49.2$ Adjusted EBITDA margin 18.7% 17.3%

Non‐GAAP Measures • Adjusted net income and earnings per share (“EPS”) ‐ The Company believes that modifying its 2022 and 2021 net  income and diluted EPS provides additional measures which are representative of the Company’s underlying  performance and improves the comparability of results between reporting periods. During the three and nine  months ended September 30, 2022 and 2021, adjustments were made to reported GAAP net income and diluted  EPS to exclude the impact of acquisition and integration‐related expenses (benefits), pension‐related charges,  coronavirus‐related expenses and purchase accounting effects, as applicable.  • Adjusted EBITDA and adjusted EBITDA margin ‐ The Company uses adjusted EBITDA and the ratio of adjusted  EBITDA to net sales (“adjusted EBITDA margin”), at both the consolidated and segment level, as additional  measures which are representative of its underlying performance and to improve the comparability of results  across reporting periods. We believe that investors use versions of these metrics in a similar manner. For these  reasons, the Company believes that adjusted EBITDA and adjusted EBITDA margin, at both the consolidated and  segment level, are meaningful metrics to investors in evaluating the Company’s underlying financial performance.  Other companies may use different methods to calculate adjusted EBITDA and adjusted EBITDA margin. • Consolidated adjusted EBITDA is a non‐GAAP measure that represents the total of net income, interest expense,  acquisition and integration‐related expenses (benefits), coronavirus‐related expenses, purchase accounting  effects, other income/expense, income tax expense, and depreciation and amortization expense, as applicable.  Consolidated adjusted EBITDA margin is a non‐GAAP measure that represents the total of net income, interest  expense, acquisition and integration‐related expenses (benefits), coronavirus‐related expenses, purchase  accounting effects, other income/expense, income tax expense, and depreciation and amortization expense, as  applicable, divided by net sales for the applicable period(s).  • Segment adjusted EBITDA is a non‐GAAP measure that represents the total of segment operating income,  acquisition and integration‐related expenses (benefits), coronavirus‐related expenses, purchase accounting  effects and depreciation and amortization expense, as applicable. Segment adjusted EBITDA margin is a non‐ GAAP measure that represents the total of segment operating income, acquisition and integration‐related  expenses (benefits), coronavirus‐related expenses, purchase accounting effects and depreciation and  amortization expense, as applicable, divided by net sales for the applicable period(s). Segment operating income  includes all revenues, costs and expenses directly related to the segment involved. In determining segment  income, neither corporate nor interest expenses are included. Segment depreciation and amortization expense  relates to those assets, both tangible and intangible, that are utilized by the respective segment.  19